As filed with the Securities and Exchange Commission on May 26, 2016
UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
____________________
Post-Effective Amendment No. 2 To
FORM S-8, File No. 333-48611
Post-Effective Amendment No. 1 To
FORM S-8, File No. 333-102327
Post-Effective Amendment No. 1 To
FORM S-8, File No. 333-124764
Post-Effective Amendment No. 1 To
FORM S-8, File No. 333-68407
Post-Effective Amendment No. 1 To
FORM S-8, File No. 333-95033

REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933
____________________
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	87-0565309 (I.R.S. Employer Identification No.)
75 West Center Street
 Provo, Utah 84601
(Address, including zip code,
of registrant's principal executive offices)
 ____________________
Amended and Restated Nu Skin Enterprises, Inc. 1996 Omnibus Incentive Plan
Second Amended and Restated Nu Skin Enterprises, Inc. 1996 Omnibus Incentive Plan
Generation Health Holdings 1996 Stock Plan
Generation Health Holdings, Inc. Scientific Advisory Board Stock Option Plan
2000 Employee Stock Purchase Plan
(Full title of the plan)
 ____________________
M. Truman Hunt
President and Chief Executive Officer
Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601
(801) 345-1000
(Name, address and telephone number,
  including area code, of agent for service)
____________________
Copies to:
Nolan S. Taylor, Esq. David F. Marx, Esq. Dorsey & Whitney LLP 136 South Main Street, Suite 1000 Salt Lake City, Utah 84101 (801) 933-7360	D. Matthew Dorny General Counsel and Secretary Nu Skin Enterprises, Inc. 75 West Center Street Provo, Utah 84601 (801) 345-1000
____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
____________________

EXPLANATORY NOTE
Nu Skin Enterprises, Inc. (the "Company") is filing these Post-Effective Amendments to Form S-8 (the "Amendments") to deregister any and all securities originally registered by the Company that remain unsold as of the date hereof, pursuant to the following registration statements on Form S-8 filed with the Securities and Exchange Commission, in each case as amended by any post-effective amendments thereto:

•
Registration statement on Form S-8, File No. 333-48611, filed March 25, 1998, registering 3,825,000 shares of the Company's Class A common stock to be issued under the Amended and Restated 1996 Stock Incentive Plan and Second Amended and Restated 1996 Stock Incentive Plan.

•
Registration statement on Form S-8, File No. 333-102327, filed January 2, 2003, registering 4,000,000 shares of the Company's Class A common stock to be issued under the Second Amended and Restated 1996 Stock Incentive Plan.

•
Registration statement on Form S-8, File No. 333-124764, filed May 10, 2005, registering 5,000,000 shares of the Company's Class A common stock to be issued under the Second Amended and Restated 1996 Stock Incentive Plan.

•
Registration statement on Form S-8, File No. 333-68407, filed December 4, 1998, registering 290,000 shares of the Company's Class A common stock to be issued under the Generation Health Holdings 1996 Stock Plan and the Generation Health Holdings, Inc. Scientific Advisory Board Stock Option Plan.

•
Registration statement on Form S-8, File No. 333-95033, filed January 20, 2000, registering 200,000 shares of the Company's Class A common stock to be issued under the 2000 Employee Stock Purchase Plan.

The registrant hereby removes from registration, by means of these Amendments, any and all of the securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Provo, state of Utah, on this 26th day of May, 2016.

NU SKIN ENTERPRISES, INC.

By    /s/ M. Truman Hunt_________
Name:  M. Truman Hunt
Title:  Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities indicated and on the dates indicated.
Signature	Title	Date
/s/ Steven J. Lund Steven J. Lund	Executive Chairman of the Board	May 26, 2016
/s/ M. Truman Hunt M. Truman Hunt	President, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2016
/s/ Ritch N. Wood Ritch N. Wood	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 26, 2016
/s/ Daniel W. Campbell Daniel W. Campbell	Director	May 26, 2016
/s/ Andrew D. Lipman Andrew D. Lipman	Director	May 26, 2016
/s/ Thomas R. Pisano Thomas R. Pisano	Director	May 26, 2016
/s/ Nevin N. Andersen Nevin N. Andersen	Director	May 26, 2016
/s/ Neil H. Offen Neil H. Offen	Director	May 26, 2016
/s/ Edwina D. Woodbury Edwina D. Woodbury	Director	May 26, 2016

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